Chairman’s Mid-Year Update	July 16, 2010

Dear Shareholder:

Apple REIT Eight, Inc. currently owns 51 Marriott®- and Hilton® -branded hotels, with 5,908 guestrooms. With the clear goal of growing shareholder value over-time, we acquired these hotels primarily on an all-cash basis and work closely with experienced third-party management companies to oversee daily operations and maximize revenue. We take great pride in the quality of our real estate, the long-tradition of award-winning hospitality that the Marriott® and Hilton® brands are known for and the overall comfort of our guests. One of the highlights of my position is interacting with our hospitality professionals and learning about the exciting events and inspiring stories that are happening at our hotels every day.

While our hotels have the pleasure of occasionally welcoming high-profile travelers, like President Barack Obama or The Real Housewives of New York, every single guest, from the business traveler to the vacationing family, is important to us. With a primary focus on business travel, our properties are ideally located in growing and dynamic markets that are diversified across 19 states. From holiday shopping in New York City to summer vacationing along the east coast, special events, sports competitions and seasonal changes bring our hotels ever-changing opportunities for additional revenue growth.

We own two Courtyard® by Marriott® hotels in Virginia Beach, VA, both ideally located directly on the beach, with attractive pools and modern amenities. The busy summer travel season is in full-swing and these hotels are reporting high occupancy rates. Although a significant amount of business at our Virginia Beach Courtyard® hotels is generated by corporate travelers, the weekends provide excellent opportunities for increased earnings from leisure travelers. In addition, we recently completed an extensive renovation of our Courtyard® on 37th Street in Virginia Beach, which has provided the opportunity for increased nightly rates. Guests may now enjoy flat-screen televisions in their newly modernized rooms, an inviting lobby that boasts modern amenities, a new Bistro dining area, a new bar by the pool and new fitness equipment.

Hotel operations at our Renaissance® New York Hotel 57 are improving as compared to last year. The property’s extensive renovation and rebranding in addition to an increase in leisure travel to the New York City metropolitan area have helped to increase occupancy and nightly rates. According to industry analysts, in 2009, despite challenging economic conditions, Manhattan remained the top hotel market in the United States, based on occupancy, and New York City became the most popular tourism destination in the country. We find confidence in the strength of this market and anticipate hotel operations, particularly average nightly rates, will continue to improve this year.

We receive positive feedback from our guests, through brand-driven surveys and hand-written notes, on a regular basis. Here are just a few of the things our guests are saying about our hotels:

see reverse side for more information

“We LOVED staying at your hotel. It was beautiful and comfortable. The lady who set up our hotel stay was sooo friendly when I called.” – Guest of our SpringHill Suites® by Marriott® in Sanford, FL

“Thank you for the experience and should I be invited back to perform with the Lyric Opera of Kansas City again in the future, I hope I will return here to find the same people staffing your establishment along with the special quality care I found here at the Residence Inn Marriott.” – Guest of our Residence Inn® by Marriott® in Kansas City, MO

“I have stayed for both business and pleasure. All of my experiences have been perfect. I travel for business over 75 nights a year and stay all over the world. This hotel is one if the best. The food was great and the size of the hotel is perfect.” - Guest of our Renaissance® New York Hotel 57 in New York, NY

The oil spill in the Gulf of Mexico and its impact on our environment is at the forefront of our minds. Since we do not own any properties directly in the regions affected, at this time we do not believe the spill will have an adverse effect on hotel operations. We will keep you abreast of any significant changes in upcoming shareholder reports.

Signs of recovery are evident at the majority of our hotels. Although some of our markets still face economic challenges and have experienced fewer signs of recovery, we are generally optimistic that the worst is behind us. A complete summary of financial results through June 30, 2010, will be available to you in our second quarter report which is scheduled to be distributed in mid-August.

The hotel industry is an exciting one. We are very proud of the quality of our hotels and the hospitality our management companies provide our guests. If you are traveling through one of our markets, we hope you will choose one of your hotels for your accommodations and enjoy your shareholder discount of 15 percent. For more information about this program, please contact your investment counselor. Through strategic hotel ownership, we are committed to growing the value of your investment over time.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

This letter contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national regional and local economies and business conditions; the effect of environmental and other disasters; competitors within the hotel industry; and the ability of the company to implement its operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott® ”, “Residence Inn® by Marriott® ” and “Renaissance Hotels & Resorts® are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this letter, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this letter, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this letter.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this letter, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this letter, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this letter.